Exhibit 99.1

Atossa Therapeutics Reports Third Quarter 2026 Financial Results and Provides a Corporate Update

SEATTLE, WASHINGTON, November 10, 2026 — Atossa Therapeutics, Inc. (Nasdaq: ATOS) (Atossa or the Company), a clinical-stage biopharmaceutical company developing novel therapies in oncology and other areas of high unmet clinical need, today announced its financial results for the third quarter ended September 30, 2026 and provided an update on recent corporate developments.

“In recent weeks, we took meaningful steps to enable shareholders to participate in potential future value from our rare disease programs,” stated Steven C. Quay, M.D., Ph.D., Atossa's Chairman, President and Chief Executive Officer. “Our recently announced contingent value rights agreement entitles holders to share in 25% of the net proceeds, up to $50 million, from the sale of the first priority review voucher awarded to Atossa from its rare disease development programs. At the same time, we continued to advance (Z)-endoxifen toward several near-term milestones, including anticipated FDA clearance of our IND applications in Duchenne Muscular Dystrophy and McCune-Albright Syndrome in early 2027. In December 2026, presentations at the San Antonio Breast Cancer Symposium will include Karisma follow-up results and selected data from the ongoing I-SPY2 study evaluating (Z)-endoxifen in combination with other therapies.”

Third Quarter 2026 & Recent Highlights

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Stapled Contingent Value Rights (CVR) Agreement

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On October 8, 2026, the Company entered into a Stapled Contingent Value Rights Agreement (the CVR Agreement), and the Board of Directors (the Board) declared a dividend of one CVR for each share of Atossa common stock outstanding as of October 19, 2026 and issued thereafter. The CVRs remain attached to the underlying shares and will not trade separately unless the Board elects to detach them.

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CVR holders will be entitled, in the aggregate, to 25% of the net proceeds from the sale or other monetization of the first qualifying U.S. Food and Drug Administration (FDA) priority review voucher (PRV) awarded to Atossa, subject to a maximum aggregate payment of $50 million.

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No PRV has been awarded to the Company, and there can be no assurance that Atossa will receive or monetize a PRV or that any payment will ultimately be made under the CVR Agreement.

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CFO Attendance at Global Genes RARE Drug Development Symposium
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Mark Daniel, Atossa’s Chief Financial Officer, attended the Global Genes RARE Drug Development Symposium, held September 9–11, 2026, in Boston, Massachusetts. The symposium brought together patient advocates, researchers and biopharmaceutical industry leaders to explore research strategies, clinical trial readiness and collaboration in rare disease drug development. Atossa’s attendance supported its efforts to understand patient community priorities and explore approaches to advancing its rare disease development programs.

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CEO Attendance at NORD Rare Diseases and Orphan Products Breakthrough Summit
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Steven C. Quay, M.D., Ph.D., Atossa’s Chairman, President and Chief Executive Officer, attended the National Organization for Rare Disorders (NORD) Rare Diseases and Orphan Products Breakthrough Summit, held October 25–27, 2026, in Washington, D.C. The Summit brought together patient advocates, researchers, industry leaders and policymakers to discuss advances in rare disease research, drug development, patient engagement and access to treatments. Atossa’s attendance supported its continued engagement with the rare disease community as the Company advances its (Z)-endoxifen programs in Duchenne Muscular Dystrophy (DMD) and McCune-Albright Syndrome (MAS).

Anticipated Milestones

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The Company anticipates Investigational New Drug (IND) application clearance from the FDA for (Z)-endoxifen in MAS and DMD by early 2027, with initiation of Phase 2 clinical trials expected in 2027.

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The Karisma trial was completed and the results finalized in the clinical study report. The Company is presenting these data at the San Antonio Breast Cancer Symposium (SABCS) in December 2026, and will publicize the findings thereafter.

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The Company anticipates topline data from the Phase 2 EVANGELINE study of (Z)-endoxifen plus goserelin as neoadjuvant therapy in premenopausal women with ER+/HER2- breast cancer in the second quarter of 2027. Enrollment for the study was completed during the second quarter of 2026.

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Enrollment in the (Z)-endoxifen plus elagolix and (Z)-endoxifen plus abemaciclib arms of the Phase 2 I-SPY2 study is complete, and select data will be presented at SABCS in December 2026.

Financial Results for the Third Quarter Ended September 30, 2026

Operating Expenses. Total operating expenses were $5.9 million and $24.5 million for the three and nine months ended September 30, 2026, respectively, which represented a decrease of $3.4 million and $1.2 million from total operating expenses for the three and nine months ended September 30, 2025, which were $9.3 million and $25.7 million, respectively. Factors contributing to the changes in operating expenses during the three and nine months ended September 30, 2026, are explained below.

Research & Development (R&D) Expenses. The following table provides a breakdown of major categories within R&D expenses for the three and nine months ended September 30, 2026 and 2025, together with the dollar change and percentage change in those categories (dollars in thousands):

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2026	2025	Increase (Decrease)	% Increase (Decrease)	2026	2025	Increase (Decrease)	% Increase (Decrease)
Research and Development Expense
Clinical and non-clinical trials	$2,483	$4,318	$(1,835)	(42)%	$9,726	$11,154	$(1,428)	(13)%
Compensation	741	723	18	2%	2,629	2,459	170	7%
Professional fees and other	154	329	(175)	(53)%	699	1,416	(717)	(51)%
Research and Development Expense Total	$3,378	$5,370	$(1,992)	(37)%	$13,054	$15,029	$(1,975)	(13)%

As (Z)-endoxifen is our only product candidate for which we currently incur R&D expenses, we have not further disaggregated R&D expenses by product candidate.

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Clinical and non-clinical trial expenses decreased $1.8 million and $1.4 million for the three and nine months ended September 30, 2026, respectively, compared to the three and nine months ended September 30, 2025, due primarily to lower spend related to our ongoing (Z)-endoxifen trials for which enrollment was largely completed during the first nine months of 2026.
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The increase in R&D compensation expense of $0.2 million for the nine months ended September 30, 2026, compared to the nine months ended September 30, 2025, was due primarily to increases in non-cash stock-based compensation expense.
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The decrease in R&D professional fees and other of $0.2 million and $0.7 million for the three and nine months ended September 30, 2026, respectively, compared to the three and nine months ended September 30, 2025, was due primarily to lower regulatory consulting fees related to our (Z)-endoxifen programs during the current year periods.

General and Administrative (G&A) Expenses. The following table provides a breakdown of major categories within G&A expenses for the three and nine months ended September 30, 2026 and 2025, together with the dollar change and percentage change in those categories (dollars in thousands):

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2026	2025	Increase (Decrease)	% Increase (Decrease)	2026	2025	Increase (Decrease)	% Increase (Decrease)
General and Administrative Expense
Compensation	$1,119	$1,453	$(334)	(23)%	$3,678	$4,479	$(801)	(18)%
Professional fees and other	1,402	2,428	(1,026)	(42)%	7,731	6,197	1,534	25%
General and Administrative Expense Total	$2,521	$3,881	$(1,360)	(35)%	$11,409	$10,676	$733	7%

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The decrease in G&A compensation expenses of $0.3 million and $0.8 million for the three and nine months ended September 30, 2026, respectively, compared to the three and nine months ended September 30, 2025, was due primarily to a decrease in headcount in the current year periods compared to the same periods in the prior year.
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The decrease in G&A professional fees and other of $1.0 million for the three months ended September 30, 2026, compared to the three months ended September 30, 2025, was due primarily to a decrease in legal fees of $0.8 million related to the resolution of patent litigation matters during the first half of 2026. The increase in G&A professional fees and other of $1.5 million for the nine months ended September 30, 2026 compared to the nine months ended September 30, 2025, was due primarily to higher spend on patent litigation matters during the first half of 2026, which have now been settled, and to a lesser extent, higher legal fees associated with management of our intellectual property portfolio and general legal costs related to SEC compliance and other stock administration matters incurred during the current year period.

Interest Income. Interest income was $0.2 million and $0.7 million for the three and nine months ended September 30, 2026, respectively, and decreased $0.4 million and $1.2 million compared to the three and nine months ended September 30, 2025, respectively. The decrease was due primarily to lower average cash balances invested in our money market account during the current year periods relative to the same periods in the prior year.

About Atossa Therapeutics

Atossa Therapeutics, Inc. (Nasdaq: ATOS) is a clinical-stage biopharmaceutical company developing innovative medicines in oncology and other areas of significant unmet need. The Company’s lead product candidate, (Z)-endoxifen, is currently in development across several clinical settings.

(Z)-Endoxifen is a potent Selective Estrogen Receptor Modulator/Degrader (SERM/D) with demonstrated activity across multiple mechanisms of interest. Atossa is evaluating its potential applications in oncology and rare diseases. The Company’s proprietary oral formulation has shown a favorable safety profile and pharmacology distinct from tamoxifen, including ER-targeted effects and PKC inhibition. Atossa’s (Z)-endoxifen is not approved for any indication.

Atossa has received Orphan Drug Designation from the U.S. Food and Drug Administration (FDA) for (Z)-endoxifen for the treatment of DMD, as well as Rare Pediatric Disease (RPD) designation for (Z)-endoxifen for the treatment of both DMD and MAS. Upon approval of a qualifying marketing application, drugs with RPD designation may be eligible for a Priority Review Voucher (PRV), which can be used to obtain priority review for a future application or may be sold or transferred to another sponsor. In the last 18–24 months, disclosed PRV sales have ranged from $100–$220 million.

Atossa’s (Z)-endoxifen program is supported by a growing global intellectual property portfolio, including multiple recently issued U.S. patents and numerous pending applications worldwide.

More information is available at https://atossatherapeutics.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of applicable securities laws, including but not limited to, our full year 2026 outlook; our expectations regarding the Company’s development and regulatory strategy and related milestones, including the timing of data; the potential indications that the Company may pursue for (Z)-endoxifen; the potential role of (Z)-endoxifen and (Z)-endoxifen-related compounds in endocrine therapies; the potential for (Z)-endoxifen to receive regulatory approval to commence clinical trials for DMD and MAS and the timing thereof; the Company's progress across its pipeline and potential commercialization; the strength of the Company's patent portfolio; the Company’s potential eligibility for, the value of, and the Company's ability to monetize a Rare Pediatric Disease PRV; potential payments under the CVR Agreement; and the potential market and growth opportunities for the Company. Words such as “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “design,” “predict,” “future,” or other similar expressions or statements regarding intent, belief or current expectations, are forward-looking statements.

Forward-looking statements in this press release are subject to risks and uncertainties that may cause actual results, outcomes, or the timing of actual results or outcomes to differ materially from those projected or anticipated, including, without limitation, risks and uncertainties associated with: our ability to successfully execute our strategy to shorten our clinical development timelines and pursue a DMD or MAS indication or other indications for our lead program, (Z)-endoxifen; expected timing, completion and results of our preclinical studies, clinical trials, and research and development programs; the potential clinical significance of preclinical data and the unpredictable relationship between preclinical study results and clinical study results; the timing or likelihood of regulatory filings and approvals; the outcome or timing of necessary regulatory approvals; our ability to receive orphan-drug exclusivity for (Z)-endoxifen for MAS; our ability to receive a PRV from the FDA; changes to, or the expiration of, the Rare Pediatric Disease PRV program; our ability to monetize any PRV we may receive and our expectations around any PRV’s potential future value; the number of outstanding CVRs, our ability to make a payment to CVR holders, and the expected timing of such payment, if any; our ability to maintain compliance with Nasdaq listing requirements; our ability to establish and maintain intellectual property rights covering our products; the impact of general macroeconomic conditions on our business; our ability to raise capital; and other risks and uncertainties detailed from time to time in Atossa’s filings with the SEC, including, without limitation, its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

The market value of a PRV is variable and subject to a number of factors beyond our control and reported past PRV sale amounts are not necessarily indicative of PRV sale amounts in the future.

Forward-looking statements are presented as of the date of this press release. Except as required by law, we do not intend to update any forward-looking statements.

Investor and Media Contacts

Investors: WaterSeid Partners, Inc. — ATOS@waterseid.com

Media: Elev8 New Media — atossa@elev8newmedia.com

ATOSSA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

(Unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$20,574	$41,299
Restricted cash	110	110
Prepaid materials	3,014	3,081
Prepaid expenses and other current assets	1,483	1,128
Total current assets	25,181	45,618
Other assets	1,267	1,990
Total assets	$26,448	$47,608
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$1,501	$4,293
Accrued expenses	1,296	1,307
Payroll liabilities	1,167	1,558
Other current liabilities	745	1,097
Total current liabilities	4,709	8,255
Total liabilities	4,709	8,255
Commitments and contingencies	—	—
Stockholders' equity
Convertible preferred stock - $0.001 par value; 10,000,000 shares authorized; 577 shares issued and outstanding as of September 30, 2026 and December 31, 2025.	—	—
Common stock - $0.18 par value; 350,000,000 shares authorized; 9,979,298 and 8,611,361 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	1,796	1,550
Additional paid-in capital	291,698	285,840
Treasury stock, at cost; 88,003 shares of common stock at September 30, 2026 and December 31, 2025	(1,475)	(1,475)
Accumulated deficit	(270,280)	(246,562)
Total stockholders' equity	21,739	39,353
Total liabilities and stockholders' equity	$26,448	$47,608

ATOSSA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Operating expenses
Research and development	$3,378	$5,370	$13,054	$15,029
General and administrative	2,521	3,881	11,409	10,676
Total operating expenses	5,899	9,251	24,463	25,705
Operating loss	(5,899)	(9,251)	(24,463)	(25,705)
Interest income	209	570	745	1,935
Other income (expense), net	52	(11)	—	(63)
Loss before income taxes	(5,638)	(8,692)	(23,718)	(23,833)
Income tax benefit	—	—	—	—
Net loss	(5,638)	(8,692)	(23,718)	(23,833)
Net loss per share of common stock - basic and diluted	$(0.56)	$(1.01)	$(2.58)	$(2.76)
Weighted average shares outstanding used to compute net loss per share - basic and diluted	9,990,226	8,622,289	9,178,686	8,622,289